As filed with the Securities and Exchange Commission on December 8, 2023.

Registration No. 333-88782

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MYMETICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	2836	25-1741849
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Mymetics SA

Route de la Corniche 4

1066 Epalinges Switzerland

011 41 21 566 57 72

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ronald Kempers

Chief Executive Officer and Chief Financial Officer

Mymetics Corporation

c/o Mymetics SA

Route de la Corniche 4

1066 Epalinges Switzerland

+011 41 21 5665772

(Name, address. including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brian Hoffman, Esq. Richard Bass, Esq. McDermott Will & Emery LLP One Vanderbilt Avenue, New York, NY 10017-3852 (212) 547-5400

Approximate date of commencement of proposed sale to public:

This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration No. 333-88782, filed on May 22, 2002, as amended by Amendment No. 1 filed on August 8, 2002 (the “Registration Statement”) filed by Mymetics Corporation (the “Company”) with the Securities and Exchange Commission relating to the common stock (the “securities”) of the Company. The Registration Statement is hereby amended to remove and withdraw from registration the securities registered but unsold under the Registration Statement.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Epalinges, Switzerland, on this 8th day of December, 2023.

MYMETICS CORPORATION

By:	/s/ Ronald Kempers
Ronald Kempers
Chief Executive Officer and Chief Financial Officer

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ronald Kempers
Ronald Kempers
Chief Executive Officer and Chief Financial Officer

By:	/s/ Ulrich Burkhard
Ulrich Burkhard
Director

By:	/s/ Thomas Staehelin
Thomas Staehelin
Director

By:	/s/ Marcel B. Rüegg
Marcel B. Rüegg
Director

3